UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
November 23, 2022
Date of Report (Date of earliest event reported)

SOLARWINDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38711	81-0753267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7171 Southwest Parkway
Building 400
Austin, Texas 78735
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SWI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 23, 2022 (the “Amendment No. 6 Effective Date”), SolarWinds Holdings, Inc. (the “Borrower”), an indirect, wholly owned subsidiary of SolarWinds Corporation (the “Company”), entered into Amendment No. 6 to First Lien Credit Agreement (the “Amendment”) among the Borrower, SolarWinds Intermediate Holdings I, Inc., the guarantors identified therein, the lenders identified therein and Credit Suisse AG, Cayman Islands Branch, as administrative agent, which amends that certain First Lien Credit Agreement, dated as of February 5, 2016, by and among the Borrower, SolarWinds Intermediate Holdings I, Inc., the other guarantors party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent, collateral agent and an issuing bank and the other issuing banks (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Amendment No. 6 Effective Date, the “Credit Agreement”).

The Amendment amended the Credit Agreement to, among other things, (1) refinance the first lien term loans, (2) extend the maturity date of the first lien term loans to February 5, 2027, (3) increase the aggregate commitments under the revolving credit facility from $117.5 million to $130 million, (4) replace the London Interbank Offered Rate reference rate of interest with a secured overnight financing rate (“SOFR”) rate and (5) extend the maturity date of the revolving credit facility to the earlier of (x) November 23, 2027 and (y) in the event that there are more than $150.0 million of first lien term loans outstanding on the 91st day prior to maturity date of the first lien term loans, the 91st day prior to the maturity date of the first lien terms loans. The new first lien term loans will bear interest at a floating rate, which is, at the Borrower’s option, either (1) a SOFR rate for a specified interest period plus an applicable margin of 4.00% or (2) a base rate plus an applicable margin of 3.00%, respectively. The rate applicable to the first lien term loans is subject to a “floor” of 0.0%.

In connection with the closing of the Amendment, the Company received an upgrade from its prior rating of B to a corporate credit rating of B+ from S&P Global Ratings. In addition, the Borrower prepaid approximately $350.0 million of existing first lien term loans, reducing the outstanding term loan amount to $1.245 billion with a maturity date of February 5, 2027.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment No. 6 to First Lien Credit Agreement, dated as of November 23, 2022, by and among SolarWinds Intermediate Holdings I, Inc., SolarWinds Holdings, Inc. and Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the lenders party thereto.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS CORPORATION

Dated:	November 28, 2022	By:	/s/ J. Barton Kalsu
J. Barton Kalsu
Chief Financial Officer